SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )
     Filed by the Registrant |X| Filed by a Party other than the Registrant o Check the appropriate box:
     o  Preliminary Proxy Statement        o  Confidential, For Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6(e)(2))
     o  Definitive Proxy Statement
     o  Definitive Additional Materials
     |X|  Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.
     o Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     o Fee paid previously with preliminary materials:

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     o Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

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     (4)  Date Filed:

THE FOLLOWING IS A FORM LETTER PREPARED BY FRITZ COMPANIES, INC. TO BE SENT TO CUSTOMERS BEGINNING JANUARY 19, 2001:

January 19, 2001


Dear [Customer Contact Name]

As many of you know, Fritz Companies announced last week an agreement that will allow the company to be acquired by United Parcel Service, Inc. (UPS) in a transaction that will leverage our combined strengths for the benefit of our customers. I am very pleased about this agreement, and want to share with you the rationale behind our decision.

First, let me assure you that our top priority during this transition period is to continue to provide best-in-class service and solutions to our valued customers. Delivering continuity, stability and quality service will guide our decisions and actions over the weeks and months ahead. We pledge to keep you regularly informed of our progress as we join forces with UPS.

Plans call for Fritz to operate as a subsidiary of UPS and for the Fritz brand to continue to identify our products in the near-term. This will allow our present customers to enjoy the continuity of Fritz services and the commitment of Fritz's people and management, while benefiting from the resources of our new parent, UPS.

Since our founding 67 years ago, Fritz has grown into a recognized industry leader by meeting the needs of our customers worldwide. Clearly, we expect to be able to do even more for you with the UPS backing, infrastructure, leverage, disciplines and best practices that this agreement promises. In every way, we view this agreement as an important step forward for our customers and our people.

The transaction will not be completed for several months. We will do our best to keep you apprised of the details of this exciting development as the process rolls out in the weeks ahead. In the meantime, I want to assure you that we will do everything we can to make this transition a smooth one for you. Please accept my deepest appreciation for your support and continued loyalty.

Sincerely,


/s/ Lynn C. Fritz

Chairman and Chief Executive Officer
Fritz Companies, Inc.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc. ("UPS"), Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.